Exhibit 99.1

RRD ANNOUNCES EARLY RESULTS OF ITS EXCHANGE OFFERS AND CONSENT SOLICITATIONS, INCLUDING SATISFACTION OF THE MINIMUM TENDER CONDITION, AND EXTENSION OF THE TIME TO RECEIVE THE EARLY TENDER CONSIDERATION

Chicago, June 3, 2020 — R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced that, as of 5:00 p.m., New York City time, on June 2, 2020 (the “Early Tender Deadline”), approximately $226 million of Old Notes had been tendered in its previously announced offers to exchange (the “Exchange Offers”) up to $300 million aggregate principal amount (the “Maximum Exchange Amount”) of newly issued 8.250% senior notes maturing on July 1, 2027 (the “New Notes”) for outstanding notes of the series listed in the table below (together, the “Old Notes”).

In addition, the Company has extended the date by which tenders must be received in order to receive consideration equal to the “Early Tender Consideration.” The new deadline for tendering Old Notes in order to receive the consideration listed in the below table, which is the same as the “Early Tender Consideration” listed in the Prospectus (as defined below), has been extended from 5:00 p.m., New York City time, on June 2, 2020 to 11:59 p.m., New York City time, on June 16, 2020 (the “Expiration Time”), unless further extended. The Expiration Time of the Exchange Offers and Consent Solicitations has not been extended.

Based on results to date, approximately $225 million principal amount of New Notes would be issued upon closing of the Exchange Offers. The Exchange Offers are conditioned upon, among other things, the valid tender of a sufficient aggregate principal amount of Old Notes such that at least $140 million aggregate principal amount of New Notes would be issued by the Company upon consummation of the Exchange Offers (the “Minimum Tender Condition”), which condition has been met.

Title of Old Notes Tendered	CUSIP Number / ISIN	Principal Amount of New Notes per $1,000 Principal Amount of Old Notes Tendered	Principal Amount of Old Notes Tendered as of Early Tender Deadline
8.875% Debentures due April 15, 2021	257867AC5 / US257867AC53	$1,050.00	$2,854,000
7.875% Senior Notes due March 15, 2021	74978DAA2 / US74978DAA28	$1,050.00	$16,344,000
7.000% Senior Notes due February 15, 2022	257867AZ4 / US257867AZ49	$1,062.50	$25,080,000
6.500% Senior Notes due November 15, 2023	257867BA8 / US257867BA88	$990.00	$143,026,000
6.000% Senior Notes due April 1, 2024	257867BB6 / US257867BB61	$950.00	$38,658,000

As of the Early Tender Deadline, the Company has received the requisite consents from holders of a majority of the outstanding aggregate principal amount of the 6.500% Senior Notes due November 15, 2023 to certain proposed amendments (the “Proposed Amendments”) to the indentures governing such notes (the “Old Notes Indentures”). The Proposed Amendments would eliminate substantially all of the restrictive covenants, modify covenants regarding mergers and consolidations, eliminate certain events of default, and modify or eliminate certain other provisions contained in the Old Notes Indentures. One or more supplemental indentures giving effect to the Proposed Amendments with respect to each applicable series of Old Notes will be executed promptly following the Expiration Time.

A Registration Statement on Form S-4, including a prospectus and consent solicitation statement (the “Prospectus”), which is subject to change, relating to the issuance of the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) (the “Registration Statement”), but has not yet become effective. The New

Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended.

Except as described herein, the complete terms and conditions of the Exchange Offers and the Consent Solicitations remain the same as set forth and detailed in the Prospectus, copies of which were previously distributed to holders of the Old Notes. Withdrawal rights expired at 5:00 p.m., New York City time, on June 2, 2020. Accordingly, Old Notes that have been or will be tendered in the Exchange Offers may no longer be withdrawn.

RRD entered into an agreement with the largest holder of its outstanding senior notes pursuant to which such holder and certain of its affiliates (collectively, the “Supporting Holder”) agreed to tender (and not withdraw) in the Exchange Offers and provide their consent to the Consent Solicitations with respect to all of the Supporting Holder’s Old Notes (the “Supporting Holder Notes”). The Supporting Holder has advised the Company that it has tendered or has directed the tender of all of the Supporting Holder Notes as of the Early Tender Deadline.

The completion of the Exchange Offers is subject to, and conditional upon, the satisfaction or waiver of certain conditions, including, among other things, (i) the Registration Statement having been declared effective by the SEC on or prior to the Expiration Time and remaining effective on the Settlement Date and (ii) the absence of any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes.

Copies of the Prospectus pursuant to which the Exchange Offers are being made may be obtained from Global Bondholder Services Corporation, the information agent and exchange agent for the Exchange Offers, at 866-470-3900 (for information U.S. Toll-free) or at 212-430-3774 (information for brokers). Questions regarding the terms and conditions of the Exchange Offers and Consent Solicitations should be directed to the dealer manager, BofA Securities, at 980.388.3646 or debt_advisory@bofa.com.

The Exchange Offers are made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement after it is declared effective by the SEC, and the information in this news release is qualified by reference to such Prospectus and the Registration Statement.

Holders of the Old Notes are urged to carefully read the Prospectus before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, the dealer manager, the trustee with respect to any series of Old Notes, the trustee with respect to the New Notes, the information agent and exchange agent for the Exchange Offers or any affiliate of any of them makes any recommendation as to whether holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation.

Holders of the Old Notes must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.

This news release does not constitute an offer or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful.

In order to participate in any Exchange Offer, holders of the Old Notes located or resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Certification Form, which may be obtained from Global Bondholder Services Corporation, to confirm they satisfy applicable Canadian eligibility requirements and to provide certain additional information. Any holder of the Old Notes located in any Member State of the European Economic Area or in the United Kingdom that is a retail investor will not be able to participate in the Exchange Offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article (4)(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With more than 50,000 clients and 36,400 employees across 29 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

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